Filed pursuant to Rule 424(b)(5)

Registration No. 333-271901

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 24, 2023)

4,285,715 American Depositary Shares

Representing Ordinary Shares

We are offering 4,285,715 of our American Depositary Shares (“ADSs”), at a purchase price of $3.50 per ADS, for gross proceeds of approximately $15.0 million, to certain institutional investors in a registered direct offering pursuant to this prospectus supplement, and the accompanying prospectus and a securities purchase agreement with such investors. Each ADS represents one (1) ordinary share, no par value per share (“Ordinary Share”), of the Company.

The ADSs are listed on the Nasdaq Capital Market under the symbol “GNTA.” The last reported sale price of the ADSs on the Nasdaq Capital Market on October 24, 2025 was $6.20 per ADS.

You should rely only on the information contained herein or incorporated by reference in this prospectus supplement. We have not authorized any other person to provide you with different information.

We have engaged Maxim Group LLC (“Maxim”) and Rodman & Renshaw LLC (“Rodman” and together with Maxim, the “Placement Agents”) as our placement agents to use their reasonable best efforts to solicit offers to purchase ADSs in this offering. The Placement Agents have no obligation to buy any of the ADSs from us or to arrange for the purchase or sale of any specific number or dollar amount of the ADSs.

	Per ADS	Total
Public Offering price	$3.50	$15,000,002.50
Placement Agents fees(1)	$0.21	$900,000.15
Proceeds to us, before expenses	$3.29	$14,100,002.35

(1)	We have agreed to pay the Placement Agents in connection with this offering a cash fee equal to 6.0% of the aggregate gross proceeds from the sale of the securities in this offering. For additional information, see “Plan of Distribution” beginning on page S-12 of this prospectus supplement.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced disclosure and regulatory requirements. Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities. Please read the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as the section entitled “Item 3. Key Information—D. Risk Factors” beginning on page 3 of our Annual Report on Form 20-F for the year ended December 31, 2024, which report is incorporated by reference in this prospectus supplement, before investing in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the ADSs is expected to be made on or about October 28, 2025, subject to the satisfaction of certain customary closing conditions.

Placement Agents

Maxim Group LLC	Rodman & Renshaw LLC

The date of this prospectus supplement is October 26, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated May 24, 2023 are part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may sell from time to time any combination of the securities described in the accompanying prospectus included in the shelf registration statement from time to time in one or more offerings up to a total aggregate offering price of $100,000,000.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of ADSs and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference into this prospectus supplement or the accompanying prospectus that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

Before buying any of the ADSs that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, and the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus supplement and the accompanying prospectus. These documents contain important information that you should consider when making your investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the Placement Agents have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus to which we have referred you. Neither we nor the Placement Agents take any responsibility for and can provide no assurance as to the reliability of, any other information others may give you. Neither we nor the Placement Agents are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We are offering to sell, and seeking offers to buy, ADSs only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of ADSs in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of ADSs and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

All references in this prospectus supplement to “U.S. dollars” or “$” are to the legal currency of the United States and all references to “€” or “euro” are to the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended.

Certain figures included in this prospectus supplement have been rounded for ease of presentation. Percentage figures included in this prospectus supplement have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this prospectus supplement may vary slightly from those obtained by performing the same calculations using the figures in our consolidated financial statements. Certain other amounts that appear in this prospectus supplement may similarly not sum due to rounding.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus supplement, the accompanying prospectus, and any related free-writing prospectus, the words “Genenta,” “we,” “us,” “our,” “the Company,” “our company” or similar references refer to Genenta Science S.p.A. and its subsidiaries.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in other parts of this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 20-F for the year ended December 31, 2024 and our other filings with the SEC listed below under the heading “Incorporation of Information by Reference.” This summary may not contain all the information that you should consider before investing in the ADSs. You should read the entire prospectus supplement and the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision. See “Special Note Regarding Forward-Looking Statements.”

Company Overview

We are a clinical-stage biotechnology company engaged in the development of hematopoietic stem cell gene therapies for the treatment of solid tumors. We have developed a novel biologic platform that involves the ex-vivo gene transfer of a therapeutic candidate into autologous hematopoietic stem/progenitor cells (“HSPCs”) to deliver immunomodulatory molecules directly to the tumor by infiltrating monocytes/macrophages (Tie2 Expressing Monocytes – “TEMs”). Our technology is designed to turn TEMs, which normally have an affinity for and travel to tumors, into a “Trojan Horse” to counteract cancer progression and to prevent tumor relapse. Our technology is not target dependent, and therefore we believe it can be used as a treatment for a broad variety of cancers.

Our technology incorporates the use of an LVV that combines a therapeutic transgene sequence, or payload, with our proprietary platform. Our proprietary platform consists of (i) the Tie-2 promoter, that drives transgene sequence transcription specifically in TEMs, and (ii) miRNA-126 target sequences to downregulate transgene expression post-transcription in those cells where the Tie-2 promoter is active and the miRNA-126 is present. We believe there are many advantages to our approach:

●	Trojan Horse Mechanism of Action (“MoA”): We use and modify TEMs, a subpopulation of tumor-associated myeloid cells, known to be involved in tumor growth and in the inhibition of immune system response, to allow the immune system to recognize the tumor and to deliver to the cancer site a chosen therapeutic.
●	Select Regulation of Transgene Expression: Our selected control of the chosen therapeutic gene expression is designed to avoid off-target and systemic toxicity.
●	Potential Long-Term Effect: Through the use of hematopoietic stem cells, our therapeutic candidate is designed as a “living therapy” intended to break the cancer-induced immune tolerance and to establish a competent immune surveillance throughout the life of the patient.
●	Agnostic Response: In contrast to antigen-restricted CAR-T cells, our platform is not restricted to a pre-selected tumor antigen, nor any one tumor type. As such, it may be applied to a broad range of solid tumors and cancer subtypes, which would overcome one of the central unresolved challenges of immune-oncology cancer therapies.

Our lead product candidate, Temferon, was developed using our platform and carries an interferon-alpha (“IFN-α”) payload. IFN-α is a well-known therapeutic that was previously administered intravenously for treatment of various cancers, but it is currently rarely used because of its systemic toxicity. The Temferon-modified TEMs express the transgene payload, IFN-α, in the tumor microenvironment, thereby reprogramming the Tumor Micro Environment (“TME”) which disrupts tumor induced immune-tolerance in blocks. Consequently, the immune system has been observed to recognize the tumor, respond, and inhibit tumor growth. Because Temferon is designed to deliver the IFN-α payload directly into the tumor, we believe it will demonstrate clinical activity without the side effect profile of systemic delivery of IFN-α. In preclinical mouse cancer models treated with Temferon both direct (anti-angiogenic, pro-apoptotic) and indirect (immune response) effects were observed.

S-2

We are currently developing Temferon for the treatment of glioblastoma multiforme (“GBM”) in patients who have an unmethylated MGMT gene promoter (“uMGMT-GBM”). GBM is the most common malignant primary brain tumor, accounting for more than half of all central nervous system cancers. Patients suffering from GBM have limited, non-curative treatment options. Although these treatments may improve survival, the prognosis for GBM patients remains poor, with a median overall survival (“mOS”) of approximately 13 to 15 months and only 5.5% of patients estimated to be alive five (5) years after diagnosis. With no curative treatments available and such poor prognosis for patients, there remains a large, unmet medical need. We chose uMGMT-GBM among our first targets for clinical development after considering the medical need, the active role that TEMs have in GBM pathology, and the high number of newly diagnosed uMGMT-GBM patients potentially interested in participating in our study. As a result, we believe uMGMT-GBM offers a good profile for our initial proof of concept trial in humans. The preliminary results in uMGT-GBM patients indicate that Temferon has been generally well tolerated, with no dose limiting toxicities observed to date.

We have recently started a Phase 1/2a study of Temferon in metastatic Renal Cell Carcinoma (“mRCC”),the most common form of kidney cancer accounting for close to 74,000 new cases annually in the United States. Despite treatment with curative intent, about one-third of patients experience metastatic disease recurrence. Additionally, 30% of patients present with metastatic disease at the time of diagnosis. Metastatic RCC remains a highly lethal condition with a five-year overall survival (OS) rate of approximately 14%. In addition to our Temferon clinical programs for uMGMT-GBM and mRCC, we have exclusive option rights to license (i) Temferon for the treatment of additional indications, and (ii) other drug candidates that are currently in the preclinical stage of development both as standalone treatments and as combination therapies.

The AGC Biologics facility in Bresso, Italy, will continue manufacturing LVV and Temferon to support Genenta’s trials. For further larger studies we may use AGC’s 60,000 square meter cell and gene therapy manufacturing facility located in Longmont, Colorado (U.S.), which AGC purchased from Novartis in July 2021 or another U.S.-based CMO.

Corporate Information

Genenta was formed as an Italian limited liability company (società a responsabilità limitata) in 2014. In May 2021, our Board approved changing the legal form of our company under Italian law to a joint stock company (società per azioni), which was codified under Italian law in June 2021.

Our principal executive offices are located at Via Olgettina No. 58, 20132 Milan, Italy. Our telephone number in Italy is +39-02-2643-468120. Our website address is www.genenta.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our securities.

Listing

The ADSs, each representing one Ordinary Share, have been listed on the Nasdaq Capital Market under the symbol “GNTA” since December 2021.

S-3

The Offering

ADSs offered by us	4,285,715 ADSs, each representing one (1) Ordinary Share, having an aggregate offering price of up to $15,000,002.50.

Ordinary Shares to be outstanding immediately after this offering	23,432,183 Ordinary Shares.

Offering Price	$3.50 per ADS.

The ADSs	Each ADS represents one (1) Ordinary Share, with no par value. The ADSs may be evidenced by American Depositary Receipts (“ADRs”). The depositary will hold in custody the Ordinary Shares underlying the ADSs and you will have the rights of an ADS holder as provided in the Deposit Agreement among us, the depositary and owners and holders of ADSs from time to time.

Use of Proceeds	The net proceeds to use from this offering will be approximately $13.8 million based on the sale of an aggregate of 4,285,715 ADSs at the public offering price of $3.50 per ADS, after deducting estimated placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the ADSs under this prospectus supplement for working capital and general corporate purposes. See “Use of Proceeds.”

Depositary	The Bank of New York Mellon.

Custodian	The Bank of New York Mellon, as custodian, acting through an office located in the United Kingdom.

Risk Factors	Investing in the ADSs involves significant risks. See the disclosure under the heading “Risk Factors” on page S-5 in this prospectus supplement and accompanying prospectus and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

The Nasdaq Capital Market symbol	“GNTA”

The number of our ordinary shares to be outstanding after this offering as shown above is based on 19,146,468 of our Ordinary Shares outstanding as of June 30, 2025, and excludes:

●	1,465,815 Ordinary Shares issuable upon exercise of stock options outstanding as of June 30, 2025 with a weighted-average exercise price of $$3.96 per share;

●	23,502 Ordinary Shares represented by ADSs issuable upon exercise of warrants outstanding as of June 30, 2025 with an exercise price of $14.375 per ADS; and

●	up to 1,914,646 Ordinary Shares reserved for future issuance under our 2021 – 2025 Stock Option Plan (the “Stock Option Plan”) as of June 30, 2025.

Except as otherwise indicated, all information in this prospectus supplement does not assume or give effect to the grant of any stock options or the exercise of outstanding stock options, warrants or conversion of mandatory convertible bonds after June 30, 2025.

S-4

RISK FACTORS

Investment in the ADSs sold in this offering involves risks. You should carefully consider the risk factors described below and in our Annual Report on Form 20-F for the year ended December 31, 2024, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, and which may be amended, supplemented or superseded from time to time by any amendment or update thereto, other reports subsequently filed or furnished with the SEC, and all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings with the SEC. The occurrence of any of these risks might cause you to lose all or part of your investment in the ADSs offered under this prospectus supplement. The risks and uncertainties previously described and discussed below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks actually occurs, our business, financial condition, results of operation or cash flow could be adversely affected. This could cause the trading price of the ADSs to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

Risks Relating to this Offering

If you purchase the ADSs sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of the ADSs. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.

Since the offering price of our ADSs being offered is substantially higher than the net tangible book value per share of our ADSs, you will pay a price per ADS that substantially exceeds the as adjusted book value of our tangible assets after subtracting our liabilities divided by our outstanding ADSs as of June 30, 2025. Based on a public offering price of $3.50 per ADS, you will experience immediate dilution of $2.34 per ADS, representing the difference between our net tangible book value per ADS as of June 30, 2025, after giving effect to this offering, and the offering price.

To the extent outstanding stock options or warrants are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional Ordinary Shares, Ordinary Shares represented by ADSs or securities convertible or exchangeable for our Ordinary Shares and/or Ordinary Shares represented by ADSs, our then existing shareholders may experience dilution and the new securities may have rights senior to those of the ADSs offered in this offering. The price per share or ADS at which we sell additional Ordinary Shares or ADSs, as applicable, or securities convertible or exchangeable into Ordinary Shares and/or ADSs, in any future transactions may be higher or lower than the price per ADS paid by investors in this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering for working capital and general corporate purposes and working capital. The failure by our management to apply these funds effectively could harm our business. Pending their use, we plan to invest the net proceeds from this offering in a variety of capital preservation investments, including short-term, investment grade, and interest-bearing instruments and government securities. If we do not invest or apply the net proceeds from this offering in ways that enhance value for investors, we may fail to achieve expected financial results, which could cause the price of the ADSs to decline.

S-5

We may be required to raise additional financing by issuing new securities with terms or rights superior to those of our existing securityholders, which could adversely affect the market price of the ADSs and our business.

We will require additional financing to fund future operations, including expansion in current and new markets, development and acquisition, capital costs and the costs of any necessary implementation of technological innovations or alternative technologies. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, the percentage ownership of our current shareholders will be reduced, and the holders of the new equity securities may have rights superior to those of our existing securityholders, which could adversely affect the market price of the ADSs and the voting power of the ADSs. If we raise additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of our existing securityholders, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us which could have a materially adverse effect on our business.

We have not paid, and do not intend to pay, dividends on our Ordinary Shares and, therefore, unless the ADSs appreciate in value, our investors may not benefit from holding the ADSs.

We have never declared or paid cash dividends on our Ordinary Shares. We do not anticipate paying any cash dividends on our Ordinary Shares in the foreseeable future. Consequently, investors may need to rely on sales of their ADSs after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking cash dividends should not purchase the ADSs. Moreover, Italian law imposes certain restrictions on our ability to declare and pay dividends. In particular, Italian law prohibits distributing dividends other than from net income or distributable reserves set forth in a company’s statutory accounts approved by a meeting of shareholders and after the establishment of certain compulsory reserves. In addition, if losses from previous fiscal years have reduced a company’s capital, dividends may not be paid until the capital is reconstituted or its stated amount is reduced by the amount of such losses. The application of these restrictions limits our ability to make distributions to holders of our shares See “Dividend Policy” for additional information.

Future sales of a substantial number of ADSs in the public market or the perception that future sales may occur, could cause the market price of the ADSs to decline.

In this offering, we will sell 4,285,715 ADSs representing 4,285,715 Ordinary Shares, which represent approximately 18.3% of our outstanding Ordinary Shares as of October 26, 2025, after giving effect to the Ordinary Shares represented by the ADSs sold in this offering. This sale and any future sales of a substantial number of ADSs in the public market or the perception that such sales may occur, could cause the market price of our ADSs on the Nasdaq Capital Market to decline. We cannot predict the effect, if any, that market sales of those ADSs or the availability of those ADSs for sale will have on the market price of our ADSs.

S-6

The trading price of the ADSs is likely to be highly volatile.

Since January 1, 2025, the trading price of the ADSs has fluctuated, ranging from a closing price low of $2.75 on September 11, 2025 to a closing price high of $6.20 on October 24, 2025, and is likely to continue to be highly volatile. The following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of the ADSs:

●	adverse results or delays in pre- and non-clinical studies or clinical trials;
●	reports of adverse events in other gene therapy products or clinical studies of such products;
●	inability to obtain additional funding;
●	inability to obtain the approvals necessary to commence clinical trials;
●	unsatisfactory results of clinical trials;
●	announcements of regulatory approval or the failure to obtain it, or specific label indications or patient populations for its use, or changes or delays in the regulatory review process;
●	announcements of therapeutic innovations or new products by us or our competitors;
●	adverse actions taken by regulatory authorities with respect to our clinical trials, manufacturing supply chain or sales and marketing activities;
●	changes or developments in laws or regulations applicable to the treatment of cancer tumors, or any other indication that we may seek to develop;
●	any adverse changes to our relationship with manufacturers or suppliers;
●	any intellectual property infringement actions in which we may become involved;
●	announcements concerning our competitors or the biotechnology and pharmaceutical industries in general;
●	achievement of expected product sales and profitability or our failure to meet expectations;
●	our commencement of, or involvement in, litigation;
●	any major changes in our board of directors or management;
●	our ability to recruit and retain qualified regulatory, research and development personnel;
●	legislation in the United States relating to the sale or pricing of biotechnology or gene therapy products;
●	the depth of the trading market in the ADSs;
●	economic downturns, recessions, inflation, increasing interest rates, supply chain shortages, rising fuel prices, tariffs and trade tensions or political instability in global, U.S. or particular foreign economies and markets;
●	instability in the global or U.S. banking systems or the banking systems of foreign countries;
●	business interruptions resulting from a local or worldwide pandemic geopolitical actions, including war and terrorism, or natural disasters;
●	the granting or exercise of employee stock options or other equity awards;
●	disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;
●	additions or departures of key scientific or management personnel;
●	significant lawsuits, including patent or shareholder litigation; and
●	changes in investors’ and securities analysts’ perception of the business risks and conditions of our business.

In addition, the stock market in general, and the Nasdaq Capital Market in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of small companies. Broad market and industry factors may negatively affect the market price of the ADSs, regardless of our actual operating performance. Further, a systemic decline in the financial markets and related factors beyond our control may cause the ADS price to decline rapidly and unexpectedly.

There is a substantial risk that we are or will become classified as a passive foreign investment company. If we are or become classified as a passive foreign investment company, our U.S. shareholders may suffer adverse tax consequences as a result.

In general, we will be treated as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes in any taxable year in which either:

(1) at least 75% of our gross income is “passive income” or (2) on average at least 50% of our assets by value produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. Passive income also includes interest income earned by reason of the temporary investment of funds, including those raised in a public offering, and the excess of certain foreign currency gains over certain foreign currency losses.

Our status as a PFIC will depend on the nature and composition of our income and the nature, composition and value of our assets. Our status may also depend, in part, on how quickly we utilize the cash proceeds from this offering in our business. Based on preliminary analysis, we believe that we may be classified as a PFIC for 2025 and future years.

If we are a PFIC in any taxable year during which a U.S. taxpayer holds the ADSs, such U.S. taxpayer would be subject to certain adverse U.S. federal income tax rules. In particular, if the U.S. taxpayer did not make an election to treat us as a “qualified electing fund” (“QEF”) or make a “mark-to- market” election, then “excess distributions” to the U.S. taxpayer, and any gain realized on the sale or other disposition of the ADSs by the U.S. taxpayer: (1) would be allocated ratably over the U.S. taxpayer’s holding period for the ADSs; (2) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (3) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, U.S. taxpayers that have held the ADSs during a period when we were a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC in subsequent years, subject to exceptions for U.S. taxpayer who made a timely QEF or mark-to-market election.

Currently, we do not expect to provide U.S. shareholders with the information necessary for a U.S. shareholder to make a QEF election. Prospective investors should assume that a QEF election will not be available.

U.S. taxpayers that hold the ADSs are strongly urged to consult their tax advisors about the PFIC rules, including tax return filing requirements and the eligibility, manner, and consequences to them of making a QEF or mark-to-market election with respect to the ADSs in the event that we are a PFIC. See “Taxation—U.S. Federal Income Taxation.”

S-7

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain many statements that are “forward-looking” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and uses forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “ought to,” “plan,” “possible,” “potentially,” “predicts,” “project,” “should,” “will,” “would,” negatives of such terms or other similar statements. You should not place undue reliance on any forward-looking statement due to its inherent risk and uncertainties, both general and specific. Although we believe the assumptions on which the forward-looking statements are based are reasonable and within the bounds of our knowledge of our business and operations as of the date of this prospectus supplement, any or all of those assumptions could prove to be inaccurate. As a result, the forward-looking statements based on those assumptions could also be incorrect. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include, without limitation, statements relating to:

●	our expected application of the net proceeds from this offering;

●	our goals and strategies;

●	our future business development, results of operations and financial condition;

●	our ability to protect our intellectual property rights;

●	our expectations regarding future revenues, profits, earnings and other financial information;

●	our ability to establish and maintain relationships with potential customers and suppliers in the future;

●	governmental policies regarding our industry; and

●	other risk factors as set forth under the “Risk Factors” section of this prospectus supplement and under “Item 3. Key Information—D. Risk Factors.” in our Annual Report on Form 20-F for the year ended December 31, 2024, which report is incorporated by reference in this prospectus supplement.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus supplement in greater detail under the heading “Risk Factors” and elsewhere in this prospectus supplement. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement. See “Where You Can Find More Information.”

You should also read carefully the factors described in the “Risk Factors” section of this prospectus supplement, in “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024, and in the other documents that we file with the SEC after the date of this prospectus supplement that are incorporated by reference into this prospectus supplement and the accompanying prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus supplement will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

S-8

USE OF PROCEEDS

We expect that the net proceeds from our issuance and sale of ADSs in this offering will be approximately $13.8 million, after deducting estimated fees payable to the Placement Agents and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. We may also use a portion of the net proceeds to acquire or make investments in businesses, products, offerings and technologies, although we do not have agreements or commitments for any material acquisitions or investments at this time.

We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds from this offering. Pending use of the net proceeds, we currently intend to invest any proceeds in a variety of capital preservation instruments, including short-term, investment grade, and interest-bearing instruments and government securities.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our shareholders, upon proposal by our board of directors, and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

Under Italian law, Italian companies are required to furnish certain information to the Italian tax authorities regarding the identity of non-resident shareholders in connection with the payment of dividends. Shareholders are required to provide their Italian tax identification number, if any, or alternatively, in the case of legal entities, their name, country of establishment and address, or in the case of individuals, their name, address and place and date of birth, or in the case of partnerships, the information required for individuals with respect to one of their representatives. Payment of dividends may be subject to Italian withholding taxes. However, beneficial U.S. holders are entitled to a reduction of the withholding taxes applicable to dividends paid to them under the income tax convention for the avoidance of double taxation between the United States and Italy, which was signed on August 25, 1999 and went into effect on December 16, 2009 (the “Income Tax Convention”); provided, however, that conditions set out in the Income Tax Convention are met and subject to the applicable anti-avoidance provisions contained therein. In order for you to benefit from that reduction, we are required to furnish certain information about you to the Italian tax authorities and, therefore, any claim by you for those benefits would need to be accompanied by the required information.

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DILUTION

If you invest in the ADSs in this offering, your interest will be diluted to the extent of the difference between the public offering price per ADS in this offering and the net tangible book value per ADS immediately after this offering. The net tangible book value of our Ordinary Shares as of June 30, 2025 was approximately $13.5million, or approximately $0.70 per Ordinary Share, based upon 19,146,468 Ordinary Shares outstanding as of June 30, 2025. Net tangible book value per Ordinary Share is equal to our total tangible assets, less our total liabilities, divided by the total number of Ordinary Shares outstanding as of June 30, 2025. For purposes of illustration, the following discussion assumes that all of our outstanding Ordinary Shares both before and after this offering are represented by ADSs, each representing one Ordinary Share.

After giving effect to the sale of the 4,285,715 ADSs in the aggregate amount of $15,000,002.50 in this offering, at the public offering price of $3.50 per ADS, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been $27.3million, or $1.16per ADS. This represents an immediate increase in net tangible book value of $0.46per ADS to our existing shareholders and an immediate dilution in net tangible book value of $2.34per ADS to new investors in this offering.

The following table illustrates this calculation on a per ADS basis. The as-adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of ADSs sold, and other terms of the offering determined at the time ADSs are sold pursuant to this prospectus supplement. The as-adjusted information assumes that all of the 4,285,715 ADSs in the aggregate amount of $15,000,002.50 will be sold at the public offering price of $3.50 per ADS.

Offering price per ADS		$3.50
Net tangible book value per ADS as of June 30, 2025	$0.70
Increase in net tangible book value per ADS attributable to the offering	0.46

As adjusted net tangible book value per ADS after giving effect to the offering		1.16

Dilution per ADS to new investors participating in the offering		$2.34

The foregoing table excludes:

●	1,465,815 Ordinary Shares issuable upon exercise of stock options outstanding as of June 30, 2025 with a weighted-average exercise price of $3.96 per share;

●	23,502 Ordinary Shares represented by ADSs issuable upon exercise of warrants outstanding as of June 30, 2025 with an exercise price of $14.375 per ADS; and

●	up to 1,914,646 Ordinary Shares reserved for future issuance under the Stock Option Plan as of June 30, 2025.

The foregoing table does not assume or give effect to the grant of any stock options or the exercise of outstanding stock options, warrants, or conversion of mandatory convertible bonds after June 30, 2025. To the extent stock options are exercised, there may be further dilution to new investors.

S-11

PLAN OF DISTRIBUTION

We have engaged Maxim Group LLC and Rodman & Renshaw LLC to act as our placement agents in connection with this offering, on a reasonable best efforts basis, of our ADSs pursuant to this prospectus supplement and accompanying prospectus and subject to the terms and conditions of the placement agency agreement dated October 26, 2025.

The terms of this offering were subject to market conditions and negotiations between us, the Placement Agents and prospective investors. The engagement with the Placement Agents does not give rise to any commitment by the Placement Agents to purchase any of our ADSs, and the Placement Agents will have no authority to bind us by virtue of the engagement. Further, the Placement Agents do not guarantee that it will be able to raise new capital in any prospective offering. The Placement Agents may, with our prior written consent, engage sub-agents or selected dealers to assist with the offering.

We have entered into a securities purchase agreement directly with certain institutional investors in connection with this offering, and we will only sell to investors pursuant to the terms of the securities purchase agreement. The securities purchase agreement provides that the obligations of the investors are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary opinions and closing certificates.

The representations, warranties and covenants contained in the securities purchase agreement were made solely for the benefit of us and the purchasers party thereto. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between us and the purchasers and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, our company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the securities purchase agreement, which subsequent information may or may not be fully reflected in public disclosures.

We expect to deliver the ADSs on or about October 28, 2025, subject to satisfaction of customary closing conditions.

Fees and Expenses

	Per ADS	Total
Public Offering price	$3.50	$15,000,002.50
Placement Agents fees(1)	$0.21	$900,000.15
Proceeds to us, before expenses	$3.29	$14,100,002.35

(1)	We have agreed to pay the Placement Agents in connection with this offering a cash fee equal to 6.0% of the aggregate gross proceeds from the sale of the securities in this offering.

We estimate the total expenses payable by us for this offering to be approximately $1.2 million, which amount includes (i) a fee of $900,000.15 payable to the Placement Agents, (ii) an expense allowance of $75,000 for legal fees and other out-of-pocket expenses of the Placement Agents; and (iii) other estimated expenses in connection with this offering of approximately $300,000 which include legal, accounting, and printing costs.

Listing

The ADSs are listed on the Nasdaq Capital Market under the symbol “GNTA.” The last reported sale price of the ADSs on the Nasdaq Capital Market on October 24, 2025 was $6.20 per ADS. The trading price of the ADSs has fluctuated and is likely to continue to fluctuate due to a variety of factors.

Depositary Bank

The Depositary for the ADSs to be issued in this offering is The Bank of New York Mellon.

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Lock-up Agreements

We have agreed, until ninety (90) days following the closing of this offering, not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ADSs, Ordinary Shares or equivalent securities; or (ii) file or caused to be filed any registration statement or amendment or supplement thereto, subject to certain limited exceptions.

In addition, we have also agreed, subject to certain exceptions, until (6) six months following the closing of this offering, not to conduct any sales of ADSs, Ordinary Shares or equivalent securities, involving a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional ADSs and/or Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the ADSs and/or Ordinary Shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the ADSs and/or Ordinary Shares, or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled; provided, however, that, after ninety (90) days after the closing of this offering, the entry into and/or issuance of securities in an “at the market” offering with the Placement Agents, as sales agents, shall not be subject to the restrictions described above.

Our officers and directors have agreed with the Placement Agents to be subject to a lock-up period of ninety (90) days following the closing of this offering. This means that, during the applicable lock-up period, such persons may not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of any securities of the Company or otherwise publicly disclose the intention to do so, subject to certain exceptions.

Stabilization, Short Positions and Penalty Bids

The Placement Agents may engage in syndicate covering transactions, stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of ADS:

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the Placement Agents are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

●	Penalty bids permit the Placement Agents to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of ADS may be higher than the price that might otherwise exist in the open market. Neither we nor the Placement Agents make any representation or prediction as to the effect that the transactions described above may have on the price of ADS. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this offering, the Placement Agents also may engage in passive market making transactions in ADS in accordance with Regulation M during a period before the commencement of offers or sales of shares of ADS in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

S-13

Neither we nor the Placement Agents make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the Placement Agents make any representation that the Placement Agents will engage in these transactions or that any transactions, once commenced, will not be discontinued without notice.

Indemnification

We have agreed to indemnify the Placement Agents against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the Placement Agents may be required to make for these liabilities.

Regulation M

The Placement Agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act and any fees received by each of them and any profit realized on the sale of the securities by each of them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agents will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agents. Under these rules and regulations, the Placement Agents may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

Rodman acts as an agent for our “at-the-market” equity offering program. From time to time, the Placement Agents and each of their respective affiliates may provide in the future, various advisory, investment banking and other commercial services in the ordinary course of business to us or our affiliates. The Placement Agents have received, or may in the future receive, customary fees and commissions for these transactions.

Other

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and the form of the securities purchase agreement. A copy of the form of the securities purchase agreement with the purchasers will be included as an exhibit to our Current Report on Form 6-K to be furnished with the SEC and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Incorporation of Documents by Reference” and “Where You Can Find More Information.”

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by the Placement Agents, and the Placement Agents may distribute this prospectus supplement and the accompanying prospectus electronically.

S-14

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Orrick, Herrington and Sutcliffe LLP, San Francisco, California. Certain legal matters with respect to the validity of the Ordinary Shares represented by ADSs offered by this prospectus supplement will be passed upon for us by Lexia, Milan, Italy. The Placement Agents are being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York, with respect to certain U.S. legal matters, and Chiomenti Studio Legale LLC, Milan, Italy, with respect to certain Italian legal matters.

EXPERTS

The financial statements of Genenta as of December 31, 2024, 2023 and 2022 and for its fiscal years ended December 31, 2024, 2023 and 2022, respectively, included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2024, incorporated by reference herein has been audited by Dannible and McKee, LLP, independent registered public accounting firm, as set forth in their report thereon. Such financial statements are incorporated by reference in this prospectus supplement in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Dannible & McKee, LLP is 221 S. Warren Street #500, Syracuse, New York, United States.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, relating to this offering of securities. This prospectus supplement does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus supplement that is included in the registration statement. Statements made in this prospectus supplement concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

We file annual reports on Form 20-F and other information with the SEC and furnish reports on Form 6-K to the SEC. We are not required to disclose certain other information that is required from U.S. domestic issuers. Also, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing of proxy statements to shareholders and our directors, senior management and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, other U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.

We maintain a corporate website at www.genenta.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

S-16

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC:

●	our Annual Report on Form 20-F for the year ended December 31, 2024 filed with the SEC on March 28, 2025;
●	our Current Reports on Form 6-K furnished to the SEC on March 19, 2025, March 19, 2025, August 1, 2025, September 10, 2025, October 3, 2025, October 10, 2025 and October 27, 2025; and
●	the descriptions of our Ordinary Shares and ADSs contained in Exhibit 2.4 to our Annual Report on Form 20-F for the year ended December 31, 2024 filed by us with the SEC on March 28, 2025, including any amendment or report filed to update such description and any subsequent amendments or reports filed for the purpose of updating such description.

All annual reports on Form 20-F and any amendment thereto and any report on Form 6-K (or portion thereof) that expressly indicates it is being incorporated by reference in this prospectus supplement, in each case, that we file with or furnish to the SEC prior to the termination or completion of the offering under this prospectus supplement (including all such reports or documents we may file with or furnish to the SEC on or after the date on which the registration statement of which this prospectus supplement is a part is first filed with the SEC and prior to the effectiveness of the registration statement), will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing or furnishing of such reports and documents. Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

All of the documents that are incorporated by reference are available at the website maintained by the SEC at http://www.sec.gov. In addition, copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered on the written or oral request of that person made to: Genenta Science S.p.A., Via Olgettina No. 58, 20132, Milan, Italy, Attention: Pierluigi Paracchi.

S-17

$100,000,000

Ordinary Shares

Ordinary Shares Represented by American Depositary Shares

Rights

Genenta Science S.p.A.

By this prospectus, we may offer and sell from time to time, in one or more offerings, together or separately, ordinary shares; ordinary shares represented by American depositary shares (“ADSs”), each ADS representing one of our ordinary shares; rights exercisable for ordinary shares and/or ordinary shares represented by ADSs (“rights”); or any combination thereof as described in this prospectus. The total amount of these securities will have an initial aggregate offering price of up to $100,000,000. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. A prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.

The ADSs are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “GNTA.” The last reported sale price of the ADSs on the Nasdaq on May 11, 2023 was $5.95 per ADS.

We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced disclosure and regulatory requirements. Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read the discussion of material risks of investing in our securities. Please read the section entitled “Risk Factors” beginning on page 3 of this prospectus, as well as the section entitled “Item 3. Key Information—D. Risk Factors” beginning on page 3 of our Annual Report on Form 20-F for the year ended December 31, 2022, which report is incorporated by reference in this prospectus, before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 24, 2023.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”).

Under this shelf registration, we may offer our ordinary shares, ordinary shares represented by ADSs, rights or any combination thereof, from time to time in one or more offerings. The total amount of these securities will have an initial aggregate offering price of up to $100,000,000. This prospectus only provides you with a general description of the securities that we may offer. Each time we offer a type of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. If any such securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Information by Reference” before you invest in our securities.

We have not authorized anyone to provide you with additional information or information different from that contained in or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus filed with the SEC. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where offers and sales of the securities are legally permitted. The information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus we file is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date. We will update this prospectus to the extent required by law.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement rather than establishing matters of fact. The information in the exhibits should not be read alone and instead should be read in conjunction with the information in this prospectus and other filings that we make with the SEC. Moreover, such representations, warranties or covenants were accurate only as of the date they were made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

All references in this prospectus to “U.S. dollars” or “$” are to the legal currency of the United States and all references to “€” or “euro” are to the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the treaty establishing the European Community, as amended.

Certain figures included in this prospectus have been rounded for ease of presentation. Percentage figures included in this prospectus have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this prospectus may vary slightly from those obtained by performing the same calculations using the figures in our consolidated financial statements. Certain other amounts that appear in this prospectus may similarly not sum due to rounding.

Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Genenta,” “we,” “us,” “our,” “the Company,” “our company” or similar references refer to Genenta Science S.p.A. and its subsidiaries; and the term “securities” refers collectively to our ordinary shares, ordinary shares represented by ADSs, rights, or any combination of the foregoing securities.

1

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus or incorporated by reference in this prospectus from our Annual Report on Form 20-F for the year ended December 31, 2022, and our other filings with the SEC listed below under the heading “Incorporation of Information by Reference.” This summary may not contain all the information that you should consider before investing in our securities. You should read the entire prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus and any applicable prospectus supplement carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision. See “Special Note Regarding Forward-Looking Statements.”

Company Overview

We are a clinical-stage biotechnology company engaged in the development of hematopoietic stem cell gene therapies for the treatment of solid tumors. We have developed a novel biologic platform that involves the ex-vivo gene transfer of a therapeutic candidate into autologous hematopoietic stem/progenitor cells (“HSPCs”) to deliver immunomodulatory molecules directly to the tumor by infiltrating monocytes/macrophages (Tie2 Expressing Monocytes – “TEMs”). Our technology is designed to turn TEMs, which normally have an affinity for and travel to tumors, into a “Trojan Horse” to counteract cancer progression and to prevent tumor relapse. Our technology is not target dependent, and therefore we believe it can be used as a treatment for a broad variety of cancers.

Our lead product candidate, Temferon, was developed using our platform and carries an interferon-alpha (“IFN-α”) payload. IFN-α is a well-known therapeutic that was previously administered intravenously for treatment of various cancers, but it is currently rarely used because of its systemic toxicity. The Temferon-modified TEMs express the transgene payload, IFN-α, in the tumor microenvironment resulting in the breakdown of tumor induced immune-tolerance. As a result, the immune system can recognize the tumor, respond, and inhibit tumor growth. Because Temferon is designed to deliver the IFN-α payload directly to the tumor, we believe it will demonstrate clinical activity without the side effect profile of systemic delivery of IFN-α. In preclinical mouse cancer models treated with Temferon, both direct (anti-angiogenic, pro-apoptotic) and indirect (immune response) effects were observed.

Corporate Information

Genenta was formed as an Italian limited liability company (società a responsabilità limitata) in 2014. In May 2021, we changed the legal form of our company under Italian law to a joint stock company (società per azioni).

Our principal executive offices are located at Via Olgettina No. 58, 20132 Milan, Italy. Our telephone number in Italy is +39.02.2643.6639. Our website address is www.genenta.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. Investors should not rely on any such information in deciding whether to purchase our securities.

Nasdaq Listing

The ADSs, each representing one ordinary share of the Company, have been listed on the Nasdaq Capital Market under the symbol “GNTA” since December 2021.

The Securities We May Offer

With this prospectus, we may offer ordinary shares, ordinary shares represented by ADSs, rights or any combination thereof. The aggregate offering price of securities that we may offer with this prospectus will not exceed $100,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Ordinary Shares

We may offer ordinary shares with no par value.

Ordinary Shares Represented by ADSs

We may offer ADSs, each representing one ordinary share of the Company.

Rights

We may offer rights exercisable for ordinary shares and/or ordinary shares represented by ADSs. We may issue rights independently or together with other securities, the rights may be attached to or separate from these securities and the rights may or may not be transferable by the shareholder receiving the rights in the rights offering.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022, which is incorporated herein by reference, and other documents we file with the SEC that are incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision. Each of the risks described could materially adversely affect our business, financial condition or results of operations, or the trading price of our securities. In such case, you could lose all or a portion of your original investment. See “Where You Can Find More Information.”

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains many statements that are “forward-looking” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and uses forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “ought to,” “plan,” “possible,” “potentially,” “predicts,” “project,” “should,” “will,” “would,” negatives of such terms or other similar statements. You should not place undue reliance on any forward-looking statement due to its inherent risk and uncertainties, both general and specific. Although we believe the assumptions on which the forward-looking statements are based are reasonable and within the bounds of our knowledge of our business and operations as of the date of this prospectus, any or all of those assumptions could prove to be inaccurate. As a result, the forward-looking statements based on those assumptions could also be incorrect. The forward-looking statements in this prospectus include, without limitation, statements relating to:

●	our goals and strategies;

●	our future business development, results of operations and financial condition;

●	our ability to protect our intellectual property rights;

●	projected revenues, profits, earnings and other estimated financial information;

●	our ability to maintain strong relationships with our customers and suppliers;

●	our planned use of proceeds;

●	governmental policies regarding our industry; and

●	other risk factors as set forth under the “Risk Factors” section of this prospectus and under “Item 3. Key Information—D. Risk Factors.” in our Annual Report on Form 20-F for the year ended December 31, 2022, which report is incorporated by reference in this prospectus.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

You should also read carefully the factors described in the “Risk Factors” section of this prospectus, in “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022 and in the other documents that we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all.

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USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be used for our general corporate purposes, which may include funding research and development, increasing our working capital, reducing indebtedness, acquisitions or investments in businesses, products or technologies that are complementary to our own and capital expenditures.

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DESCRIPTION OF SHARE CAPITAL AND GOVERNING DOCUMENTS

General

Our share capital is composed of ordinary shares with no par value. As of December 31, 2022, our issued share capital consisted of 18,216,858 ordinary shares. All issued shares are fully paid, non-assessable and in registered form.

No preference shares are designated, issued or outstanding.

The following is a summary of certain information concerning our ordinary shares and bylaws (Statuto), as well as Italian law provisions applicable to companies like ours whose shares are not listed in a “regulated market” within the European Union, as in effect at the date of this prospectus. The summary contains such information as we consider material regarding the ordinary shares but does not purport to be complete and is qualified in its entirety by reference to our bylaws or Italian law, as the case may be.

Under Italian law, most of the procedures regulating our Company, including certain rights of shareholders, are contained in our bylaws. Amendments to our bylaws must be approved at an extraordinary meeting of shareholders, as described below.

Form and transfer of shares

Our ordinary shares are not represented by share certificates (certificati azionari) as they are dematerialised (azioni dematerializzate). The ownership of the shares, their transfer, the related rights and restrictions on the shares (if any) results from the electronical register managed by an intermediary (banks and other financial institutions). The entitlement to exercise the rights attached to the shares is then proven by the exhibition of certifications or communications to the issuer made by the intermediary, pursuant to its own accounting records, in favor of the subject entitled to the right.

There are no limitations on the right to own or vote our ordinary shares, which applies to non-Italian residents and foreign residents except for “Golden Power” regulations and Italian Antitrust laws (see “Notification of acquisition of shares” below). There are no provisions in our articles of association or bylaws that would have the effect of delaying, deferring or preventing a change of control of our Company and that would operate only with respect to a merger, acquisition or corporate restructuring involving our Company. There are no provisions in our bylaws governing the ownership threshold where shareholder ownership must be disclosed. There are no provisions discriminating against any existing or prospective holder of our ordinary shares as a result of such shareholder owning a substantial number of our shares. There are no sinking fund provisions or provisions providing for liability for further capital calls by our Company.

Dividend rights

Payment by the Company of any annual dividend is proposed by the board of directors and is subject to the approval of the shareholders at the annual shareholders’ meeting. Before dividends may be paid out of the Company’s unconsolidated net income in any year, an amount at least equal to 5% of such net income must be allocated to the Company’s legal reserve until such reserve is at least equal to one-fifth of the Company’s issued share capital. If the Company’s share capital is reduced as a result of accumulated losses, no dividends may be paid until the capital is reconstituted or reduced by the amount of such losses. The Company may pay dividends out of available retained earnings from prior years, provided that, after such payment, the Company will have a legal reserve at least equal to the legally required minimum. No interim dividends may be approved or paid.

Dividends will be paid in the manner and on the date specified in the shareholders’ resolution approving their payment. Dividends that are not collected within five years of the date on which they become payable are forfeited to the benefit of the Company. Holders of ADSs will be entitled to receive payments in respect of dividends on the underlying shares through The Bank of New York Mellon, as Depositary, in accordance with the Deposit Agreement.

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Voting rights

Registered holders of the Company’s ordinary shares are entitled to one vote per ordinary share.

As a registered shareholder of the ordinary shares underlying the ADSs, the Depositary (or its nominee) will be entitled to vote the ordinary shares underlying the ADSs with respect to voting instructions received from ADS holders in accordance with the terms and conditions of the Deposit Agreement. Neither Italian law nor the Company’s bylaws limit the right of non-resident or foreign owners of the Company’s ordinary shares to hold or vote shares of the Company.

Preemptive rights

Pursuant to Italian law, holders of outstanding ordinary shares and convertible debentures are entitled to subscribe for newly issued ordinary shares or convertible debentures in proportion to their holdings at the time that the shareholders authorize the capital increase for those issuances, unless those issuances are for non-cash consideration. Those who exercise their preemptive rights, provided they make such request simultaneously, have a preemptive right on the purchase of shares and debentures convertible into shares that have not been subscribed. Preemptive rights may be excluded or limited by resolution of the shareholders at an extraordinary shareholders’ meeting, or by the board of directors if the bylaws delegate such power to the board of directors (including the power to exclude or limit the preemptive right), and provided that such exclusion or limitation is in the interest of the Company, or if the shares are to be paid by means of contributions in kind. According to Italian law proposals to increase share capital with exclusion or limitation of preemptive rights must be accompanied by a report of the board of directors setting forth the reasons for the exclusion or limitation of preemptive rights, or, if the exclusion derives from a contribution in kind, the reasons for such contribution in kind, and the report must in all cases set forth the criteria adopted for determining the issue price. The report must be communicated by the board of directors to the board of statutory auditors and to the external auditor at least 30 days prior to the date set for the shareholders’ meeting. Within 15 days, the board of statutory auditors must express its opinion on the fairness of the issue price of the shares. The opinion of the board of statutory auditors and, only in the case of contributions in kind, the sworn report of an expert appointed by a competent court or documentation provided by Italian law, must remain deposited at the Company’s registered office during the 15 days prior to the shareholders’ meeting and until the latter has passed a resolution. The resolution shall determine the issue price of the shares on the basis of shareholders’ equity, taking into account, in the case of shares listed on regulated markets, also the trend in prices over the last six months. The foregoing procedure shall apply also in case of capital increase delegated to the board of directors.

Preference shares; other securities

Italian law permits us to issue preference shares with limited voting rights, other classes of equity securities with different economic and voting rights, shares with economic rights related to the results of the corporate activity in a specific sector, “participation instruments” with limited economic and voting rights against the contribution, by shareholders or third-parties, of work or services, as well as “participation instruments” in favor of employees.

Our bylaws allow us to issue shares without voting rights, with voting rights limited to particular subjects, with voting rights subject to the occurrence of particular conditions not merely arbitrary or with multiple voting rights (each multiple voting right share may have a maximum of three votes). According to Italian law, the total value of such shares may not exceed half of the share capital. Our bylaws also provides that, in relation to the quantity of shares held by the same party, the voting right may be limited to a maximum extent or may be staggered.

“Participation instruments” may include convertible equity and/or “hybrid” instruments that confer on the holder the right to vote on specific matters and/or grants economic rights, to be determined at the time of the issuance of such instruments, or management rights, such as the right to appoint, in accordance with the procedures established by the bylaws, an independent member of the board of directors or a statutory auditor.

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Our bylaws currently allow us to issue these securities. We may also issue convertible and non-convertible debt securities. In order to issue convertible debt securities, our board of directors would need to recommend to our shareholders that they approve the issuance of particular securities in connection with a capital increase, and the shareholders would need to vote to approve such an issuance and capital increase at an extraordinary meeting. The board of directors would also need to recommend, and the shareholders would need to approve by vote at the extraordinary meeting, specific terms of the securities. The shareholders may vote at the extraordinary shareholders’ meeting to delegate authority to the board of directors to issue those securities from time to time, but not for more than five years from the date of the extraordinary shareholders’ meeting.

Debt-equity ratio

Italian law provides that we may not issue debt securities for an amount exceeding twice the value of the sum of our equity capital, our legal reserve and any other disposable reserves appearing on the latest balance sheet approved by our shareholders. The board of statutory auditors must certify compliance with such limitation. This limitation may be exceeded if the debt securities issued in excess are intended for subscription by professional investors subject to prudential supervision pursuant to special laws. In the event of subsequent circulation of the debt security, whoever transfers them is liable for the solvency of the company vis-à-vis buyers who are not professional investors. The rules indicated above do not apply in case we intend to issue debt securities to be listed on regulated markets or multilateral trading systems or which have attached the right to purchase or subscribe shares. The legal reserve is a reserve to which we are required to allocate 5% of our Italian GAAP net income each year until it equals at least 20% of our equity capital. One of the other reserves that we maintain on our balance sheet is a “share premium reserve”, meaning amounts paid for our ordinary shares in excess of the amount of such ordinary shares that is allocated to stated capital (valore nominale). Until our outstanding debt securities are repaid in full, we may not voluntarily reduce our equity capital or distribute our reserves (such as by declaring dividends) in the event the aggregate of the capital plus reserves, after giving effect to such reduction, is less than half of the outstanding amount of the debt securities. If our equity capital is reduced by losses or otherwise such that the amount of the outstanding debt securities is more than twice the amount of our equity capital, we cannot distribute profits to our shareholders until the ratio between the amount of our debt securities and our equity capital plus reserves is restored. If our equity capital is reduced, we could recapitalize by means of issuing new shares or having our current shareholders contribute additional capital to our company, although there can be no assurance that we would be able to find purchasers for new shares or that any of our current shareholders would be willing to contribute additional capital. The legal requirements regarding the ratio of debt securities to equity capital plus reserves do not apply to issuances of debt securities to professional investors (as defined by Italian law). However, in such a case, should the professional investors transfer such debt securities to third parties not qualified as professional investors, the former remains liable for the payment of such securities.

Reduction of equity by losses

Italian law requires us to reduce our shareholders’ equity in certain situations. Our shareholders’ equity has three main components: capital, legal reserves and other shareholders’ equity (such as share premium and retained earnings). We first apply our losses from operations against our shareholders’ equity other than legal reserves and capital. If additional losses remain and, after the legal reserves, our corporate capital is reduced by more than one-third, our board of directors must call a shareholders’ meeting as soon as possible. The shareholders should take appropriate measures, which may include, among others, either reducing the legal reserves and capital by the amount of the remaining losses, or carrying the losses forward for up to one year. If the shareholders vote to elect to carry the losses forward for up to one year, and the losses are still more than one-third of the amount of the capital at the end of the year, then we must reduce our capital by the amount of the losses.

We have no present intention to enter into any such transaction and no such transaction is currently in effect.

Liquidation rights

Pursuant to Italian law and subject to the satisfaction of the claims of all creditors, our shareholders are entitled to a distribution in liquidation that is equal to an amount resulting from the division of the positive liquidation balance by the number of shares (to the extent available out of our net assets). Preferred shareholders and holders of “participating certificates” typically do not participate in the distribution of assets of a dissolved corporation beyond their established contractual preferences. Once the rights of preferred shareholders and holders of participating certificates and the claims of all creditors have been fully satisfied, holders of ordinary shares are entitled to the distribution of any remaining assets.

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Purchase of shares by us (Treasury shares)

We are permitted to purchase our outstanding shares, subject to certain conditions and limitations provided for by Italian law. We may only purchase the shares out of profits available for dividends or out of distributable reserves, in each case as appearing on the latest shareholder-approved financial statements; if we do not have such available profits or reserves, the shares in excess must be cancelled and the corporate capital must be reduced accordingly. Further, we may only repurchase fully paid-in shares. Such purchases and the conditions thereto must be authorized by our shareholders by vote at an ordinary shareholders’ meeting and the authorization may be issued for a period not exceeding the term of eighteen (18) months.

A corresponding reserve equal to the purchase price of such shares must be created in the balance sheet, and such reserve is not available for distribution, unless such shares are sold or cancelled. Shares purchased and held by us may be resold only pursuant to a resolution of our shareholders adopted at an ordinary shareholders’ meeting. The voting rights attaching to the shares held by us or our subsidiaries cannot be exercised, but the shares can be counted for quorum purposes in shareholders’ meetings. Dividends and other rights, including preemptive rights, attaching to such shares will accrue to the benefit of other shareholders.

The foregoing limitations do not apply in case we purchase our shares: (i) by giving execution to a shareholders’ meeting resolution authorizing capital reduction through repurchase or cancellation; (ii) for free, to the extent they are fully paid-in; (iii) as a consequence of universal succession, merger or demerger; or (iv) on occasion of foreclosures authorized to satisfy a creditor of our company, to the extent they are fully paid-in.

As long as such shares remain the property of the company, the right to profits and the right of option are attributed proportionally to the other shares. The right to vote is suspended, but such shares are nevertheless taken into account for the purposes of calculating the majority and the quorum required for the constitution and for the resolutions of the shareholders’ meetings.

The Company does not hold any of its shares.

Notification of the acquisition of shares

In accordance with Italian antitrust laws, the Italian Antitrust Authority could prohibit, if certain threshold requirements are met, the acquisition of control in a company which would thereby create or strengthen a dominant position in the domestic market or a significant part thereof and which would result in the elimination or substantial reduction, on a lasting basis, of competition, provided that certain turnover thresholds are exceeded. However, if the turnover of the acquiring party and the company to be acquired exceed certain other monetary thresholds, the antitrust review of the acquisition falls within the exclusive jurisdiction of the European Commission.

In addition, if we fall under the scope of the Law Decree No. 21 of March 15, 2012 (the so-called Italian “Golden Power” regulations), as subsequently amended and supplemented, (i) certain resolutions of the Company and, if specific thresholds requirements are met, and (ii) certain third-party investors’ purchases of our shares may be subject to ad hoc notifications to the Italian Government which may object to the transaction thereof.

In particular, in such cases the Government would have, among others:

(i)	the power to veto or to impose specific conditions with respect to the acquisition of certain shareholdings by any foreign entity outside the European Union with respect to companies having assets and business in sectors of strategic importance; and
(ii)	the power to veto or impose specific conditions with regard to the adoption of specific corporate resolutions, acts or transactions by the same companies.

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Minority shareholders’ rights; withdrawal rights

Shareholders’ resolutions which are not adopted in conformity with applicable law or our bylaws may be challenged (with certain limitations and exceptions) within 90 days of such resolution (or, if such resolution is subject to registration or filing with the Italian Company Register, within ninety days of its registration or filing) by absent, dissenting or abstaining shareholders representing individually or in the aggregate at least 5% of our share capital (as well as by our board of directors or our board of statutory auditors). Shareholders not reaching this threshold or shareholders not entitled to vote at our meetings may only claim damages arising from the challenged resolution.

Dissenting or absent shareholders may withdraw from the company as a result of shareholders’ resolutions approving, among other things, material modifications of our corporate purpose or of the voting rights of our ordinary shares, our transformation from a share corporation into a different legal entity or the transfer of our registered seat outside Italy. In such a case, our other shareholders would have a preemptive right to purchase the shares of the withdrawing shareholder. Should no shareholder exercise that preemptive right, the shares must be offered to third parties or, in the absence of any third party wishing to buy them, they will be purchased by us by using the available reserves. In the event that no reserve is available, our equity capital must be reduced accordingly. Any repurchase of such shares by us must be on terms authorized by our board of directors, upon consultation with our board of statutory auditors and our external auditor, having regard to our net asset value, our prospective earnings and the market value of our ordinary shares, if any. Under Italian law, we may set forth different criteria in our bylaws for the consideration to be paid to withdrawing shareholders. We have not done so as of the date of this prospectus.

Any shareholder may bring to the attention of the board of statutory auditors facts or acts which such shareholder deems wrongful. If such shareholders represent at least 5% of our share capital, or in case we are considered an Open Company (as described below) 2% of the same, our board of statutory auditors must investigate without delay and report its findings and recommendations at our shareholders’ meeting. Shareholders representing more than 10% of our share capital, or, in case we are considered an Open Company one-twentieth, have the right to report to the competent court serious breaches of the duties of the directors which may be prejudicial to us or to our subsidiaries. In addition, shareholders representing at least 20% of our share capital may commence derivative suits before the competent court against our directors, statutory auditors and general managers. We may waive or settle the suit unless shareholders holding at least 20% of the shares vote against such waiver or settlement. We will reimburse the legal costs of such action in the event that the claim of such shareholder is successful and the court does not award such costs against the relevant directors, statutory auditors or general managers.

Applicable Laws

The Company is governed by the corporate laws of Italy, and is legally considered and treated, according to the Italian Civil Code, as a private company because our shares are not listed on a regulated market in Italy or within the European Union.

It should be noted that under Italian corporate law, while joint-stock companies are all the same type of legal entity, there is a distinction between those companies that do not have access to the capital markets (Private Companies) and companies that have such access. This latter category comprises both companies listed on European regulated markets (Public Companies) and companies whose securities are not listed on such markets, insofar as they have completed a significant distribution of their securities among the public (so-called “emittenti aventi strumenti finanziari diffusi tra il pubblico in maniera rilevante”), according to the relevant provisions set forth in Italian Financials’ Consolidated Act and its implementing provisions (Open Companies).

Pursuant to Article 2-bis of the Issuer’s Regulation implemented by Consob (Regolamento emittenti), Open Companies must meet the following requirements:

a)	having at least 500 shareholders in addition to the majority shareholders who hold at least 5% of the outstanding share capital; and
b)	exceeding at least two out of the following three thresholds:

-	total assets side of €4.4 million;
-	total revenues of €8.8 million; and
-	an average of 50 employees during the year.

If we issue financial instruments widely distributed among the public, the regulation relating to Open Companies could apply to us.

Stock Exchange Listing

Our ordinary shares are listed on The Nasdaq Capital Market represented by ADSs under the symbol “GNTA.” Neither the Company’s ordinary shares nor its ADSs are listed on a securities exchange outside the United States.

Registrar of Shares

Our share register is currently kept by Spafid S.p.A., which acts as registrar. The share register reflects only record owners of our ordinary shares.

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DESCRIPTION OF SECURITIES

We may offer ordinary shares, ordinary shares represented by ADSs, rights or any combination thereof from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.

Ordinary Shares

For a description of our ordinary shares, please refer to the Description of Securities, filed as Exhibit 2.4 to our Annual Report on Form 20-F for the year ended December 31, 2022, which is incorporated herein by reference. Because that description is a summary, it may not contain all of the information important to you. Accordingly, that description is qualified entirely by reference to our bylaws (statuto), a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

American Depositary Shares Representing Our Ordinary Shares

For a description of the ADSs, please refer to the Description of Securities, filed as Exhibit 2.4 to our Annual Report on Form 20-F for the year ended December 31, 2022, which is incorporated herein by reference. Because that description is a summary, it may not contain all of the information important to you. Accordingly, that description is qualified entirely by reference to the Deposit Agreement and the form of American Depositary Receipt, which are filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

Rights

We may issue rights for the purchase of our ordinary shares and/or ordinary shares represented by ADSs. We may issue rights independently or together with other securities, the rights may be attached to or separate from these securities and the rights may or may not be transferable by the shareholder receiving the rights in the rights offering.

We may evidence rights by rights certificates that we will issue. Rights may be issued under an applicable rights agreement that we enter into with a rights agent. We will indicate the name and address of the rights agent, if applicable, in the prospectus supplement relating to the rights being offered.

We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the rights being offered, as well as the complete rights agreements and/or rights certificates that contain the terms of the rights. Forms of the rights agreements and/or forms of rights certificates containing the terms of the rights being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

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PLAN OF DISTRIBUTION

We may sell our securities from time to time in one or more transactions. We may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In some cases, we or dealers acting with us or on our behalf may also purchase our securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we designate may solicit offers to purchase our securities.

●	We will name any agent involved in offering or selling our securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

●	Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

●	Agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of our securities.

●	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

●	We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

●	The underwriters will use the applicable prospectus supplement, together with the prospectus, to sell our securities.

If we offer our ordinary shares (including those represented by ADSs) in a subscription rights offering to our existing shareholders, we may enter into a standby underwriting agreement with dealers acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may use a dealer to sell our securities.

●	If we use a dealer, we will sell our securities to the dealer, as principal.

●	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

●	We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

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We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may enter into derivative or hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.

Agents, underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

We may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

●	If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and when delivery of our securities will be made under the delayed delivery contracts.

●	These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.

●	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

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In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.

The specific terms of the lock-up provisions, if any, with respect to any given offering will be described in the applicable prospectus supplement.

The expenses of any offering of our securities will be detailed in the applicable prospectus supplement.

We will identify the specific plan of distribution, including any agents, underwriters, dealers, remarketing firms or other third parties and their compensation in the applicable prospectus supplement.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Giovannelli e Associati, Studio Legale, Italy. Any underwriters, dealers or agents will be advised by their own legal counsel concerning issues relating to any offering.

EXPERTS

The financial statements of Genenta as of December 31, 2022 and for its fiscal year ended December 31, 2022, included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2022, incorporated by reference herein has been audited by Dannible and McKee, LLP, independent registered public accounting firm, as set forth in their report thereon. Such financial statements are incorporated by reference in this prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Dannible & McKee, LLP is 221 S. Warren Street #500, Syracuse, New York, United States.

The financial statements of Genenta as of December 31, 2021, and for each of its fiscal years in the two-year period ended December 31, 2021, included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2022, incorporated by reference herein has been audited by Mayer Hoffman McCann P.C., independent registered public accounting firm, as set forth in their report thereon. Such financial statements are incorporated by reference in this prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of Mayer Hoffman McCann P.C. is 13500 Evening Creek Drive North #450, San Diego, California, United States.

EXPENSES

Other than the SEC registration fee and the FINRA filing fee, the following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

Expenses	Amount
SEC registration fee	$11,020
FINRA filing fee	15,500
Printing and engraving expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous costs	(1)
Total	$(1)

(1)	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

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ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of Italy and our registered office and domicile is located in Milan, Italy. Moreover, a majority of our directors and executive officers are not residents of the United States, and all or a substantial portion of our assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States.

We have been advised by our Italian counsel that the recognition and enforcement of foreign judgements in Italy is regulated either by (i) treaties or conventions, bilateral or multilateral, between Italy and the foreign country, whose court issued the judgement, or (ii) Italian Law no. 218 of May 31, 1995 (the “International Private Law Act”). In this regard, the provisions of the applicable treaties and conventions, if any, prevail on the provisions of the International Private Law Act. Indeed, Section 2 of the International Private Law Act states that the provisions of the International Private Law Act are “without prejudice to the application of the international conventions binding on Italy”.

That said, Italian counsels advise us that there exist no treaties or other conventions in existence between the Republic of Italy and the United States, or between the Republic of Italy and the U.S. laws, relating to the recognition and enforcement of civil judgments. There follows that a civil judgment of a court of New York or of a United States federal court applying New York law will be recognized in Italy under the general provisions of the International Private Law Act.

Section 64 of the International Private Law Act provides that a judgment issued in a foreign country is recognized in Italy, without any proceedings (i.e., without a rehearing on the merits) being necessary, if all of the following conditions are met:

a) the judge who issued the judgment had the power to decide the case pursuant to the principles on jurisdiction provided by Italian law;

b) the writ of summons (or equivalent pleading) was duly served upon the defendant in compliance with the applicable provisions of the lex fori (i.e., the application of the rules of the legal system to which the judge belongs);

c) the parties entered an appearance, or their default was duly declared in compliance with the applicable provisions of the lex fori;

d) the judgment to be recognized is a final judgment subject to no further appeal;

e) the judgment to be recognized does not contrast with a final judgment issued by an Italian court;

f) there are no pending proceedings between the same parties and in relation to the same matter, which proceedings were commenced prior to the commencement of the foreign proceedings; and

g) the judgment to be recognized does not conflict with Italian public order.

When the foreign civil judgment must be enforced in Italy, the above-mentioned conditions must be verified by the Italian Court of Appeal based in the area where the judgment must be executed, as indicated in Article 67 of the International Private Law Act. The subsequent decision of the competent Court of Appeal constitutes the title to enforce the foreign decision. Whether these requirements are met in respect of a judgment based upon the civil liability provisions of the United States securities laws, including whether the award of monetary damages under such laws would constitute a penalty, is an issue for the court making such decision.

Subject to the foregoing, investors may be able to enforce in Italy judgments in civil and commercial matters that have been obtained from U.S. federal or state courts. Nevertheless, we cannot assure you that those judgments will be recognized or enforceable in Italy.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F and other information with the SEC and furnish reports on Form 6-K to the SEC. We are not required to disclose certain other information that is required from U.S. domestic issuers. Also, as a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing of proxy statements to shareholders and our directors, senior management and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, other U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.

We maintain a corporate website at www.genenta.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC:

●	our Reports on Form 6-K filed with the SEC on February 1, 2023, May 1, 2023 and May 10, 2023;

●	our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on April 21, 2023; and

●	the descriptions of our ordinary shares and ADSs contained in Exhibit 2.4 to our Annual Report on Form 20-F for the year ended December 31, 2022 filed by us with the SEC on April 21, 2023, including any amendment or report filed to update such description and any subsequent amendments or reports filed for the purpose of updating such description.

All annual reports on Form 20-F and any amendment thereto and any report on Form 6-K (or portion thereof) that expressly indicates it is being incorporated by reference in this prospectus, in each case, that we file with or furnish to the SEC prior to the termination or completion of the offering under this prospectus (including all such reports or documents we may file with or furnish to the SEC on or after the date on which the registration statement of which this prospectus is a part is first filed with the SEC and prior to the effectiveness of the registration statement), will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing or furnishing of such reports and documents. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All of the documents that are incorporated by reference are available at the website maintained by the SEC at http://www.sec.gov. In addition, copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, to whom a copy of this prospectus is delivered on the written or oral request of that person made to: Genenta Science S.p.A., Via Olgettina No. 58, 20132, Milan, Italy, Attention: Pierluigi Paracchi.

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4,285,715 American Depositary Shares

Representing Ordinary Shares

PROSPECTUS SUPPLEMENT

Placement Agents

Maxim Group LLC	Rodman & Renshaw LLC

October 26, 2025